                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS A3 SHARES)

      The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective July 1, 2005, as follows:

WHEREAS, the parties desire to amend the Plan to (i) reduce the Rule 12b-1 fee for each of AIM Limited Maturity Treasury Fund and AIM Tax-Free Intermediate Fund (each a "Portfolio" and collectively, the "Portfolios") from 0.35% to 0.25% and (ii) reduce the minimum asset-based sales charge for such Portfolios from 0.10% to 0.00%;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS A3 SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

      The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A3 Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A3 Shares of each Portfolio to the average daily net assets of the Class A3 Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A3 Shares of the Portfolio.

AIM INVESTMENT SECURITIES FUNDS

                                      MINIMUM
                                       ASSET
                                       BASED     MAXIMUM     MAXIMUM
                                       SALES     SERVICE    AGGREGATE
PORTFOLIO - CLASS A3 SHARES           CHARGE       FEE         FEE
                                      -------    -------    ---------
AIM Limited Maturity Treasury Fund     0.00%      0.25%       0.25%

AIM TAX-EXEMPT FUNDS

                                      MINIMUM
                                       ASSET
                                       BASED     MAXIMUM     MAXIMUM
                                       SALES     SERVICE    AGGREGATE
PORTFOLIO - CLASS A3 SHARES           CHARGE       FEE         FEE
                                      -------    -------    ---------
AIM Tax-Free Intermediate Fund         0.00%      0.25%       0.25%

      * The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2005